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                                                                   EXHIBIT 99.13

                                  BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is entered into on January 21, 2005, by and between NACT Acquisition, Inc., a Delaware corporation (the "Purchaser"), and NACT Telecommunications, Inc., a Delaware corporation ("Seller").

      WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among Seller, Verso Technologies, Inc., a Minnesota corporation ("Verso"), NACT Limited, an English private limited company ("NACT Limited") and Purchaser, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of the Assets; and

      WHEREAS, Seller desires to deliver to Purchaser such instruments of sale, transfer, conveyance, assignment and delivery as are required to vest in Purchaser all of Seller's right, title and interest in and to the Assets.

      NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual promises contained therein, and for other good and valuable consideration, the receipt and sufficiency of which Seller and Purchaser each acknowledge, the parties agree as follows:

      1. Each capitalized term used but not defined in this Bill of Sale shall have the meaning ascribed to it in the Purchase Agreement.

      2. Effective as of the Closing, Seller hereby sells, transfers, assigns, conveys and delivers to Purchaser all of Seller's right, title and interest in and to all of the Assets (other than those Assets that are effectively sold, transferred, assigned, conveyed and delivered by Seller to Purchaser as of the Closing pursuant to other bills of sale or other instruments of sale, transfer, assignment and conveyance executed by Seller and Purchaser), free and clear of all Liens, other than Permitted Liens.

      3. Nothing in this Bill of Sale shall be deemed to supersede, enlarge or modify any of the provisions of the Purchase Agreement, all of which survive the execution and delivery of this Bill of Sale as provided and subject to the limitations set forth in the Purchase Agreement. If any conflict exists between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

      4. Seller does hereby constitute and appoint Purchaser, its successors and assigns, as the attorney-in-fact of Seller, with full power of substitution, in Seller's name and stead, as the case may be, on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Assets and to give receipts and releases for and in respect of the Assets, or any part thereof, and from time to time to institute and prosecute in Seller's name for the benefit of

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            Purchaser, its successors and assigns, any and all reasonable proceedings at law, in equity or otherwise, which Purchaser, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Assets and to do all things reasonably necessary to recover and collect the Assets.

      5. Seller agrees that from time to time at Purchaser's request, Seller will, and will use its commercially reasonable efforts to cause its Affiliates (including Verso and NACT Limited) to, execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably required to carry out the purposes of this Bill of Sale. Seller shall bear its own costs and expenses in compliance with this Section 5.

      6. This Bill of Sale is made for the sole benefit of the parties hereto and their respective successors, executors and permitted assigns, and nothing contained herein, express or implied, is intended to or shall confer upon any other Person any third-party beneficiary right or any other legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Bill of Sale.

      7. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any of the conflict of law rules thereof.

      8.    This Bill of Sale shall be effective as of the Closing.

      9. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered as of the date first above written.

                                                 NACT ACQUISITION, INC.

                                                 By: /s/ Christian P. Michalik
                                                     ---------------------------
                                                     Name: Christian P. Michalik
                                                     Title: Vice President

                                                 NACT TELECOMMUNICATIONS, INC.

                                                 By: /s/ Juliet M. Reising
                                                     ---------------------------
                                                     Name: Juliet M. Reising
                                                     Title: Vice President

                         Signature page to Bill of Sale